Registration No. 333-
========================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               FORD MOTOR COMPANY
             (Exact name of registrant as specified in its charter)

                  Delaware                                     38-0549190
(State or other jurisdiction of incorporation or            (I.R.S. Employer
               organization)                               Identification No.)

                                The American Road
                          Dearborn, Michigan 48121-1899
               (Address of principal executive offices) (Zip Code)


                      FORD MOTOR COMPANY SAVINGS AND STOCK
                     INVESTMENT PLAN FOR SALARIED EMPLOYEES
                            (Full title of the Plan)

                              J. M. Rintamaki, Esq.
                               Ford Motor Company
                                 P. O. Box 1899
                                The American Road
                          Dearborn, Michigan 48121-1899
                                 (313) 323-2260
 (Name, address and telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                                 Proposed maximum            Proposed maximum
Title of securities          Amount to be        offering price per      aggregate offering price**        Amount of
to be registered             registered*               share**                                          registration fee
------------------------- ------------------- -------------------------- --------------------------- =======================
Common Stock,                 38,292,000
$1.00 par value                 shares                $43.4375                 $1,663,308,750             $490,676.09
------------------------- ------------------- -------------------------- --------------------------- =======================

      *The number of shares being registered represents the maximum number of additional shares not registered heretofore that may be acquired by Fidelity Management Trust Company, as trustee under the Master Trust established as of September 30, 1995, as amended, and as trustee under the Plan, during 1998 and during subsequent years until a new Registration Statement becomes effective.

     **Based on the when issued market price of Common Stock of the Company on April 1, 1998 in accordance with Rule 457(c) under the Securities Act of 1933.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

                      FORD MOTOR COMPANY SAVINGS AND STOCK
                     INVESTMENT PLAN FOR SALARIED EMPLOYEES
                             ----------------------

           INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENTS

     The contents of Registration Statements Nos. 333-47443, 333-28181, 33-64607, 33-54735, 33-54275, 33-50194, 33-36061, 33-14951 and 2-95020 are
incorporated herein by reference.

                              --------------------


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit 4.A  -   Ford Motor Company Savings and Stock Investment Plan for
                 Salaried Employees.  Filed as Exhibit 4.A to Registration
                 Statement No. 33-64607 and incorporated herein by reference.

Exhibit 4.B  -   Copy of Amendment effective as of January 1, 1997 to the
                 Savings and Stock Investment Plan for Salaried Employees.
                 Filed as Exhibit 4.B to Registration Statement No. 333-47443 and incorporated herein by reference.

Exhibit 4.C  -   Copy of Amendment effective as of March  2, 1998 to the Savings and Stock Investment Plan for Salaried Employees.  Filed as
                 Exhibit 4.C to Registration Statement No. 333-47443 and incorporated herein by reference.

Exhibit 4.D  -   Copy of Master Trust Agreement dated as of September 30, 1995 between Ford Motor Company and Fidelity Management Trust
                 Company, as Trustee.  Filed as Exhibit 4.B to Registration
                 Statement No. 33-64605 and incorporated herein by reference.

Exhibit 4.E  -   Copy of Amendment dated October 25, 1997 to Master Trust
                 Agreement between Ford Motor Company and Fidelity Management
                 Trust Company, as Trustee.  Filed as Exhibit 4.E to
                 Registration Statement No. 333-47443 and incorporated herein by reference.

Exhibit 4.F  -   Copy of Group Annuity Contract effective January 1, 1995
                 between John Hancock Mutual Life Insurance Company and Comerica
                 Bank, as Trustee.  Filed as Exhibit 4.E to Registration
                 Statement No.  33-64605 and incorporated herein by reference.

Exhibit 5.A  -   Opinion of Peter Sherry, Jr., an Assistant Secretary and
                 Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder. Filed with this Registration Statement.

Exhibit 5.B  -   Copy of Internal Revenue Service determination letter that the
                 Plan is qualified under Section 401 of the Internal Revenue
                 Code. Filed as Exhibit 5.B to Registration Statement No.
                 333-28181 and incorporated herein by reference.

Exhibit 23   -   Consent of Independent Certified Public Accountants.  Filed
                 with this Registration Statement.

Exhibit 24.A -   Powers of Attorney authorizing signature.  Filed with this
                 Registration Statement.

Exhibit 24.B -   Certified resolutions of Board of Directors authorizing
                 signature pursuant to a power of attorney. Filed with this Registration Statement.

                                   SIGNATURES


    The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on this 7th day of April, 1998.


                                     FORD MOTOR COMPANY SAVINGS AND STOCK
                                     INVESTMENT PLAN FOR SALARIED EMPLOYEES

                                     By:/s/Glen Anderson
                                        ------------------------------------
                                     Glen Anderson, Chairman
                                     Savings and Stock Investment Plan Committee

    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on this 7th day of April, 1998.


                                     FORD MOTOR COMPANY

                                     By:  Alex Trotman*
                                        -----------------------------------
                                         (Alex Trotman)
                                         Chairman of the Board of Directors


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                              Title                                      Date
---------                              -----                                      ----
                             Director and Chairman of the
                             Board of Directors, President
                             and Chief Executive Officer
Alex Trotman*                (principal executive officer)                      April 7, 1998
------------------------
(Alex Trotman)



Michael D. Dingman*          Director                                           April 7, 1998
------------------------
(Michael D. Dingman)


                             Director, Vice President-Ford
                             and President and Chief
                             Operating Officer,
Edsel B. Ford II*            Ford Motor Credit Company                          April 7, 1998
------------------------
(Edsel B. Ford II)



William Clay Ford*            Director                                          April 7, 1998
------------------------
(William Clay Ford)


                              Director and Chairman
William Clay Ford, Jr.*       of the Finance Committee                          April 7, 1998
------------------------
(William Clay Ford, Jr.)


                                        -6-

Signature                              Title                                      Date
---------                              -----                                      ----

Irvine O. Hockaday, Jr.*     Director                                           April 7, 1998
-------------------------
(Irvine O. Hockaday, Jr.)



Marie-Josee Kravis*          Director                                           April 7, 1998
-------------------------
(Marie-Josee Kravis)



Ellen R. Marram*             Director                                           April 7, 1998
-------------------------
(Ellen R. Marram)



Homer A. Neal*               Director                                           April 7, 1998
-------------------------
(Homer A. Neal)



Carl E. Reichardt*           Director                                           April 7, 1998
-------------------------
(Carl E. Reichardt)



John L. Thornton*            Director                                           April 7, 1998
-------------------------
(John L. Thornton)


                             Executive Vice President
                             and Chief Financial Officer
John M. Devine*              (principal financial officer)                      April 7, 1998
-------------------------
(John M. Devine)


                             Corporate Controller
William J. Cosgrove*         (principal accounting officer)                     April 7, 1998
-------------------------
(William J. Cosgrove)



*By:/s/K. S. Lamping
    ---------------------
    (K. S. Lamping,
     Attorney-in-Fact)


                                  EXHIBIT INDEX
                                  -------------
                                                                Sequential Page
                                                                at Which Found
                                                                (or Incorporated
                                                                by Reference)
                                                                ---------------

Exhibit 4.A  -   Ford Motor Company Savings and Stock Investment
                 Plan for Salaried Employees.  Filed as Exhibit
                 4.A to Registration Statement No. 33-64607 and incorporated herein by reference.

Exhibit 4.B  -   Copy of Amendment effective as of January 1,
                 1997 to the Savings and Stock Investment Plan for Salaried Employees. Filed as Exhibit 4.B to
                 Registration Statement No. 333-47443 and incorporated herein by reference.

Exhibit 4.C  -   Copy of Amendment effective as of March  2,
                 1998 to the Savings and Stock Investment Plan for Salaried Employees. Filed as Exhibit 4.C to
                 Registration Statement No. 333-47443 and incorporated herein by reference.

Exhibit 4.D  -   Copy of Master Trust Agreement dated as of
                 September 30, 1995 between Ford Motor
                 Company and Fidelity Management Trust Company, as Trustee. Filed as Exhibit 4.B to
                 Registration Statement No. 33-64605 and
                 incorporated herein by reference.

Exhibit 4.E  -   Copy of Amendment dated October 25, 1997 to
                 Master Trust Agreement between Ford
                 Motor Company and Fidelity Management Trust
                 Company, as Trustee. Filed as Exhibit 4.E to Registration Statement No. 333-47443 and incorporated herein by reference.

Exhibit 4.F  -   Copy of Group Annuity Contract effective
                 January 1, 1995 between John Hancock
                 Mutual Life Insurance Company and Comerica
                 Bank, as Trustee.  Filed as Exhibit 4.E to
                 Registration Statement No. 33-64605 and incorporated herein by reference.

Exhibit 5.A  -   Opinion of Peter Sherry, Jr., an Assistant
                 Secretary and Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder. Filed with this Registration Statement.

Exhibit 5.B  -   Copy of Internal Revenue Service determination
                 letter that the Plan is qualified under Section
                 401 of the Internal Revenue Code.  Filed as
                 Exhibit 5.B to Registration Statement No.
                 333-28181 and incorporated herein by reference.

Exhibit 23   -   Consent of Independent Certified Public
                 Accountants.  Filed with this Registration
                 Statement.

Exhibit 24.A -   Powers of Attorney authorizing signature.
                 Filed with this Registration Statement.

Exhibit 24.B -   Certified resolutions of Board of Directors
                 authorizing signature pursuant to a power of attorney. Filed with this Registration Statement.